UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2013

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) and (d) On December 6, 2013, the Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company”), upon the recommendation of the Nominating and Governance committee, appointed James S. McElya to the Board. Mr. McElya is expected to be appointed to the Compensation and Benefits Committee of the Board. Mr. McElya, age 66, fills a board seat that was held by Kerry A. Shiba, the Company’s executive vice president and chief financial officer, who remains in his officer role. Mr. Shiba was appointed to the Board on April 12, 2013, while the Company searched for a qualified independent director to fill a vacancy. Mr. Shiba resigned from the Board on December 6, 2013, creating the vacancy that Mr. McElya fills.
Mr. McElya is currently chairman of the board of directors of Affinia Group Intermediate Holdings Inc. Until 2013, Mr. McElya was chairman of the board of directors and, until 2012, chief executive officer of Cooper Standard Holdings Inc. Previously, he had served as president of Cooper-Standard Automotive, the principal operating company of Cooper Standard Holdings, and as corporate vice president of Cooper Tire & Rubber Company, the parent company of Cooper Standard, until 2004. Mr. McElya has also served as President of Siebe Automotive Worldwide and over a 22-year period held various senior management positions with Handy & Harman. Mr. McElya is a past chairman and current member of the Motor Equipment Manufacturers Association (MEMA) and a past chairman and current member of the board of directors of the Original Equipment Supplier Association (OESA).
Mr. McElya will receive the same compensation and benefits made available to other non-employee directors of the Company, as described in the Company’s 2013 proxy statement and future proxy statements. After his expected appointment, he will also receive the same compensation made available to other directors on the Compensation and Benefits Committee as described in the Company’s 2013 proxy statement and future proxy statements. Non-employee directors also participate in the Company’s Equity Incentive Plan, as described in the Company’s 2013 proxy statement and future proxy statements, and although no award has been made to Mr. McElya at this time, he will receive the same equity compensation as other non-employee directors. Mr. McElya will also receive the same indemnification arrangements as other board members, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of board service, subject to the terms and conditions in such agreement.
A copy of the press release announcing the appointment of Mr. McElya to the Board is attached as Exhibit 99.1 to this current report. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1	Press release dated December 9, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: December 10, 2013	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer